DAUCH

NEWS

Update Regarding UAW Local 2093 Contract Ratification at Three Rivers Manufacturing Facility

DETROIT, June 15, 2026 – Dauch Corporation, (NYSE: DCH, LSE: DCH), formerly American Axle & Manufacturing Holdings Inc., confirms today that its represented workforce, UAW Local 2093, at its Three Rivers Manufacturing Facility in Michigan has ratified a new, four-year collective bargaining agreement.

Associates employed at the facility will return to their positions today, allowing for regular operations to resume.

About Dauch
Dauch Corporation is a premier Driveline and Metal Forming supplier serving the global automotive industry with a powertrain-agnostic product portfolio that supports electric, hybrid, and internal combustion vehicles. The company is headquartered in Detroit, MI, with operations that span 24 countries and more than 175 locations. Visit www.dauch.com to learn more.

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Contacts:

Christopher M. Son, Vice President, Marketing & Communications
+1 (313) 758-4814
chris.son@aam.com

David H. Lim, Head of Investor Relations
+1 (313) 758-2006
david.lim@aam.com

www.dauch.com